                                                                    Exhibit 3(a)

                                   RESTATED

                         CERTIFICATE OF INCORPORATION

                                      OF

                         CYPRUS AMAX MINERALS COMPANY

     Cyprus Amax Minerals Company, a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

     1. The name of the corporation is Cyprus Amax Minerals Company and the name under which the corporation was originally incorporated is Amoco Minerals Company. The date of filing of its original Certificate of Incorporation with the Secretary of State was September 2, 1969.

     2. This Restated Certificate of Incorporation was duly adopted by the Board of Directors on October 24, 1996 in accordance with the provisions of
Section 245 of the General Corporation Law of the State of Delaware.

     3. This Restated Certificate of Incorporation will be effective upon its filing with the Delaware Secretary of State.

     4. This Restated Certificate of Incorporation only restates and integrates and does not further amend or supplement the provisions of the Certificate of Incorporation of this corporation as heretofore amended or supplemented and there is no discrepancy between those provisions and the provisions of this Restated Certificate of Incorporation. The text of the Restated Certificate of Incorporation is hereby set forth below:


     FIRST: The name of the Corporation (hereinafter called the "Corporation")
     -----
is
                         CYPRUS AMAX MINERALS COMPANY


     SECOND:  The address of the registered office of the Corporation in the
     ------
State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at that address is The Corporation Trust Company.


     THIRD:  The purpose of the Corporation is to engage in any lawful act or
     -----
activity for which corporations may be organized under the General Corporation Law of Delaware.


     FOURTH:  The total number of shares of stock of all classes which the
     ------
Corporation has authority to issue is One Hundred Seventy Million (170,000,000) shares of which One Hundred Fifty Million (150,000,000) shares shall be Common Stock, with no par value per share, and Twenty Million (20,000,000) shares shall be Preferred Stock, with a par value of One Dollar ($1.00) per share.

     As of the date this Certificate of Incorporation was amended on May 24, 1985, each outstanding share of the authorized common stock of the Corporation with a par value of $25.00 shall be convertible into one outstanding share of the no par value common stock herein authorized.

     The designations and the powers, preferences and rights, and the qualifications, limitations or restrictions of the shares of each class of stock are as follows:


                                PREFERRED STOCK

     The Preferred Stock may be issued from time to time by the Board of Directors as shares of one or more series. Subject to the provisions hereof and the limitations prescribed by law, the Board of Directors is expressly authorized, prior to issuance, by adopting resolutions providing for the issuance of, or providing for a change in the number of, shares of any particular series and, if and to the extent from time to time required by law, by filing a certificate pursuant to the General Corporation Law (or other law hereafter in effect relating to the same or substantially similar subject matter), to establish or change the number of shares to be included in each such series and to fix the designation and relative powers, preferences and rights and the qualifications and limitations or restrictions thereof relating to the shares of each such series. The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of the following:

          (a) the distinctive serial designation of such series and the number of shares constituting such series (provided that the aggregate number of shares constituting all series of Preferred Stock shall not exceed Twenty Million (20,000,000);

          (b) the annual dividend rate on shares of such series, whether dividends shall be cumulative and, if so, from which date or dates;

          (c) whether the shares of such series shall be redeemable and, if so, the terms and conditions of such redemption, including the date or dates upon and after which such shares shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

          (d) the obligation, if any, of the Corporation to retire shares of such series pursuant to a sinking fund;

          (e) whether shares of such series shall be convertible into, or exchangeable for, shares of stock of any other class or classes and, if so, the terms and conditions of such conversion or exchange, including the price or prices or the rate of conversion or exchange and the terms of adjustment, if any;

          (f) whether the shares of such series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

          (g) the rights of the shares of such series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation; and

          (h) any other relative rights, powers, preferences, qualifications, limitations or restrictions thereof relating to such series.

     The shares of Preferred Stock of any one series shall be identical to each other in all respects except as to the dates from and after which dividends thereon shall cumulate, if cumulative.

     The number of authorized shares of Preferred Stock may be increased or decreased by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote without the separate vote of holders of Preferred Stock as a class.

     The Certificate of Designation for the Series A Junior Participating Preferred Stock is attached hereto as Exhibit A and the Certificate of Designation for the Series A Convertible Preferred Stock is attached hereto as Exhibit B.


                                 COMMON STOCK

     Subject to all of the rights of the Preferred Stock, and except as may be expressly provided with respect to the Preferred Stock herein, by law or by the Board of Directors pursuant to this Article FOURTH:

          (a) dividends may be declared and paid or set apart for payment upon the Common Stock out of any assets or funds of the Corporation legally available for the payment of dividends;

          (b) the holders of Common Stock shall have the exclusive right to vote for the election of directors and on all other matters requiring stockholder action, each share being entitled to one vote; and

          (c) upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the net assets of the Corporation shall be distributed pro rata to the holders of the Common Stock in accordance with their respective rights and interests.


                               PREEMPTIVE RIGHTS

     No holder of any stock of the Corporation shall be entitled as such, as a matter of right, to subscribe for or purchase any part of any new or additional issue of stock of any class whatsoever of the Corporation, or of securities convertible into stock of any class whatsoever, whether now or hereafter authorized, or whether issued for cash or other consideration or by way of dividend.


     FIFTH:  All power of the Corporation shall be exercised by or under the
     -----
direction of the Board of Directors except as otherwise provided herein or required by law.

     For the management of the business and for the conduct of the affairs of the Corporation, and in further creation, definition, limitation and regulation of the power of the Corporation and of its directors and of its stockholders, it is further provided:


          1.  Elections of Directors.  Elections of directors need not be by
              ----------------------
     written ballot unless the By-Laws of the Corporation shall so provide.

          2.  Number, Election and Terms of Directors.  Except as otherwise
              ---------------------------------------
     fixed pursuant to the provisions of Article FOURTH hereof relating to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect additional directors under specified circumstances, the number of directors of the Corporation shall be fixed from time to time by or pursuant to the By-Laws. The directors, other than those who may be elected by the holders of any class or series of stock having preference over the Common Stock as to dividends or upon liquidation, shall be classified, with respect to the time for which they severally hold office, into three classes, as nearly equal in number as possible, as shall be provided in the manner specified in the By-Laws, one class to hold office initially for a term expiring at the annual meeting of stockholders to be held in 1986, another class to hold office initially for a term expiring at the annual meeting of stockholders to be held in 1987, and another class to hold office initially for a term expiring at the annual meeting of stockholders to be held in 1988, with the members of each class to hold office until their respective successors are elected and qualified. At each annual meeting of the stockholders of the Corporation, the successors to the class of directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election.

          3.  Stockholder Nomination of Director Candidates.  Advance notice of
              ---------------------------------------------
     nominations for the election of directors, other than nominations made by the Board of Directors or a Committee thereof, shall be given in the manner provided in the By-Laws.

          4.  Newly Created Directorships and Vacancies.  Except as otherwise
              -----------------------------------------
     fixed pursuant to the provisions of Article FOURTH hereof relating to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect directors under specified circumstances, newly created directorships resulting from any increase in the number of directors and vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall be filled solely by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors. Any newly created directorships shall be apportioned among the classes of Directors so that the classes shall be as nearly equal in number as possible. Any director elected in accordance with the first sentence of this Section 4 shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until such director's successor shall have been elected and qualified. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

          5.  Removal of Directors.  Subject to the rights of any class or
              --------------------
     series of stock having preference over the Common Stock as to dividends or upon liquidation to elect directors under specified circumstances, any director may be removed from office with cause only by the affirmative vote of the holders of 75% of the combined voting power of the then outstanding shares of stock entitled to vote generally in the election of directors, voting together as a single class.

          6.  Stockholder Action.  Any action required or permitted to be taken
              ------------------
     by the stockholders of the Corporation must be effected at a duly called annual or special meeting of such holders and may not be effected by any consent in writing by such holders. Except as otherwise required by law and subject to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, special meetings of stockholders of the Corporation may be called only by the Chairman of the Board, the President, the Board of Directors (pursuant to a resolution approved by a majority of the entire Board of Directors), or the holders of not less than 50% of the aggregate number of votes entitled to be cast at such meeting.

          7.  By-Law Amendments.  The Board of Directors shall have power to
              -----------------
     make, alter, amend and repeal the By-Laws (except so far as the By-Laws adopted by the stockholders shall otherwise provide).

     Any By-Laws made by the directors under the powers conferred hereby and consistent herewith may be altered, amended or repealed by the directors or by the stockholders. Notwithstanding the foregoing and anything contained in this certificate of incorporation to the contrary, Sections 1, 2, and 3 of Article II, and Sections 1, 2, and 3 of Article III of the By-Laws shall not be altered, amended or repealed and no provision inconsistent therewith shall be adopted without the affirmative vote of the holders of at least 75% of the voting power of all shares of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

          8.  Amendment, Repeal, etc.  Notwithstanding anything contained in
              -----------------------
     this certificate of incorporation to the contrary, the affirmative vote of the holders of at least 75% of the voting power of all shares of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to alter, amend, adopt any provision inconsistent with, or repeal, this Article FIFTH or any provision hereof.


     SIXTH:
     -----

          Section 1.  Vote Required for Certain Business Combinations.
                      -----------------------------------------------

               A.  Higher Vote for Certain Business Combinations.  In addition
                   ---------------------------------------------
          to any affirmative vote required by law or this certificate of incorporation, and except as otherwise expressly provided in Section 2 of this Article SIXTH:

                    (i) any merger or consolidation of the Corporation or any Subsidiary (as hereinafter defined) with (a) any Interested Stockholder (as hereinafter defined) or (b) any other corporation (whether or not itself an Interested Stockholder) which is, or as a result of such merger or consolidation would be, an Affiliate (as hereinafter defined) of an Interested Stockholder; or

                    (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions in any twelve-month period) to or with any Interested Stockholder or any Affiliate of any Interested Stockholder of any assets of the Corporation or any Subsidiary having an aggregate Fair Market Value of Fifty Million Dollars ($50,000,000) or more; or

                    (iii) the issuance or transfer by the Corporation or any Subsidiary (in one transaction or a series of transactions) of any securities of the Corporation or any Subsidiary to any Interested Stockholder or any Affiliate of any Interested Stockholder in exchange for cash, securities or other property (or a combination thereof) having an aggregate Fair Market Value of Fifty Million Dollars ($50,000,000) or more; or

                    (iv) the adoption of any plan or proposal for the liquidation or dissolution of the Corporation proposed by or on behalf of any Interested Stockholder or any Affiliate of any Interested Stockholder in which anything other than cash will be received by an Interested Stockholder or any Affiliate of any Interested Stockholder; or

                    (v) any reclassification of securities (including any reverse stock split), or recapitalization of the Corporation, or any merger or consolidation of the Corporation with any of its Subsidiaries or any other transaction (whether or not with or into or otherwise involving an Interested Stockholder) which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of Equity Security (as hereinafter defined) of the Corporation or any Subsidiary which is directly or indirectly owned by any Interested Stockholder or any Affiliate of any Interested Stockholder;

               shall require the affirmative vote of the holders of at least 75% of the voting power of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (the "Voting Stock"), voting together as a single class. Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified, by law or in any agreement with any national securities exchange or otherwise.

               B.  Definition of Business Combination.  The term "Business
                   ----------------------------------
          Combination" used in this Article SIXTH shall mean any transaction which is referred to in any one or more of clauses (i) through (v) of Paragraph A of this Section 1.

          Section 2.  When Higher Vote is Not Required.  The provisions of
                      --------------------------------
     Section 1 of this Article SIXTH shall not be applicable to any particular Business Combination, and such Business Combination shall require only such affirmative vote as is required by law and any other provision of this certificate of incorporation, if all of the conditions specified in either of the following Paragraphs A and B are met:

               A.  Approval by Disinterested Directors.  The Business
                   -----------------------------------
          Combination shall have been approved by a majority of the Disinterested Directors (as hereinafter defined).

               B.  Price and Procedure Requirements.  All of the following
                   --------------------------------
          conditions shall have been met:

                    (i) The aggregate amount of the cash and the Fair Market Value (as hereinafter defined) as of the date of the consummation of the Business Combination of consideration other than cash to be received per share by holders of Common Stock in such Business Combination shall be at least equal to the higher of the following:

                         (a) (if applicable) the highest per share price
                    (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by the Interested Stockholder or any Affiliate of the Interested Stockholder for any shares of Common Stock acquired (1) within the two-year period immediately prior to the first public announcement of the terms of the proposed Business Combination (the "Announcement Date") or (2) in the transaction in which it became an Interested Stockholder, whichever is higher; and

                         (b) the Fair Market Value per share of Common Stock on the Announcement Date or on the date on which the Interested Stockholder became an Interested Stockholder (such latter date is referred to in this Article SIXTH as the "Determination Date"), whichever is higher.

                    (ii) The aggregate amount of the cash and the Fair Market Value as of the date of the consummation of the Business Combination of consideration other than cash to be received per share by holders of shares of any other class of outstanding Voting Stock shall be at least equal to the highest of the following (it being intended that the requirements of this Paragraph B(ii) shall be required to be met with respect to every class of outstanding Voting Stock, whether or not the Interested Stockholder has previously acquired any shares of a particular class of Voting Stock):

                         (a) (if applicable) the highest per share price
                    (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by the Interested Stockholder or any Affiliate of the Interested Stockholder for any shares of such class of Voting Stock acquired (1) within the two-year period immediately prior to the Announcement Date or (2) in the transaction in which it became an Interested Stockholder, whichever is higher;

                         (b) (if applicable) the highest preferential amount per
                    share to which the holders of shares of such class of Voting Stock are entitled in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation; and

                         (c) the Fair Market Value per share of such class of
                    Voting Stock on the Announcement Date or on the Determination Date, whichever is higher.

                    (iii) The consideration to be received by holders of a particular class of outstanding Voting Stock (including Common Stock) shall be either entirely in cash or in the same form (which may be partially in cash) as the Interested Stockholder or any Affiliate of an Interested Stockholder has previously paid for shares of such class of Voting Stock. If the Interested Stockholder or any of its Affiliates has paid for shares of any class of Voting Stock with varying forms of consideration, the form of consideration for such class of Voting Stock shall be either cash or the form used to acquire the largest number of shares of such class of Voting Stock previously acquired. The price determined in accordance with Paragraphs B(i) and B(ii) of this Section 2 shall be subject to appropriate adjustment in the event of any stock dividend, stock split, combination of shares or similar event.

                    (iv) After such Interested Stockholder has become an Interested Stockholder and prior to the consummation of such Business Combination:

                         (a)  except as approved by a majority of the
                    Disinterested Directors, there shall have been no failure to declare and pay at the regular date therefor any full quarterly dividends (whether or not cumulative) on any outstanding stock having preference over the Common Stock as to dividends or upon liquidation;

                         (b) there shall have been (1) no reduction in the annual rate of dividends paid on the Common Stock (except as necessary to reflect any subdivision of the Common Stock), except as approved by a majority of the Disinterested Directors, and (2) an increase in such annual rate of dividends as necessary to reflect any reclassification (including any reverse stock split), recapitalization, reorganization or any similar transaction which has the effect of reducing the number of outstanding shares of the Common Stock, unless the failure so to increase such annual rate is approved by a majority of the Disinterested Directors; and

                         (c) such interested Stockholder shall not have become the beneficial owner of any additional shares of Voting Stock, except as part of the transaction which results in such Interested Stockholder becoming an Interested Stockholder.

                    (v) After such Interested Stockholder has become an Interested Stockholder, such Interested Stockholder shall not have received the benefit, directly or indirectly (except proportionately as a stockholder), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by the Corporation, whether in anticipation of or in connection with such Business Combination or otherwise.

                    (vi) A proxy or information statement describing the proposed Business Combination and complying with the requirements of the Securities Exchange Act of 1934 and the rules and regulations thereunder (or any subsequent provisions replacing such Act, rules or regulations) shall be mailed to public stockholders of the Corporation at least 30 days prior to the consummation of such Business Combination (whether or not such proxy or information statement is required to be mailed pursuant to such Act or subsequent provisions).

          Section 3.   Certain Definitions.  For the purpose of this Article
                       -------------------
     SIXTH:

               A. A "person" shall mean any individual, firm, corporation or other entity.

               B. "Interested Stockholder" shall mean any person (other than the Corporation or any Subsidiary) who or which:

                    (i) is the beneficial owner, directly or indirectly, of 10% or more of the voting power of the outstanding Voting Stock; or

                    (ii) is an Affiliate of the Corporation and at any time within the two-year period immediately prior to the date in question was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then outstanding Voting Stock; or

                    (iii) is an assignee of or has otherwise succeeded to any shares of Voting Stock which were at any time within the two-year period immediately prior to the date in question beneficially owned by any Interested Stockholder, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933.

               C.  A person shall be a "beneficial owner" of any Voting Stock:

                    (i) which such person or any of its Affiliates or Associates (as hereinafter defined) beneficially owns directly or indirectly; or

                    (ii) which such person or any of its Affiliates or Associates has (a) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (b) the right to vote pursuant to any agreement, arrangement or understanding; or

                    (iii) which are beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of Voting Stock.

               D. For the purpose of determining whether a person is an Interested Stockholder pursuant to Paragraph B of this Section 3, the number of shares of Voting Stock deemed to be outstanding shall include shares deemed owned through application of Paragraph C of this
          Section 3 but shall not include any other shares of Voting Stock which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

               E. An "Affiliate" of a specified person is a person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the person specified.

               F. The term "Associate," when used to indicate a relationship with any person, means (1) a corporation or organization (other than the Corporation or a Subsidiary) of which such person is an officer or partner or is, directly or indirectly, the beneficial owner of 10% or more of any class of equity securities, (2) any trust or other estate in which such person has a substantial beneficial interest or as to which such person serves as trustee or in a similar capacity and (3) any relative or spouse of such person, or any relative of such spouse, who has the same home as such person or who is a director or officer of the Corporation or any of its parents or Subsidiaries.

               G. "Subsidiary" means any corporation of which a majority of any class of Equity Security is owned, directly or indirectly, by the Corporation, provided, however, that for the purposes of the definition of Interested Stockholder set forth in Paragraph B of this
          Section 3, the term "Subsidiary" shall mean only a corporation of which a majority of each class of Equity Security is owned, directly or indirectly, by the Corporation.

               H. "Disinterested Director" means any member of the Board of Directors who is unaffiliated with the Interested Stockholder that has proposed, or in respect of which there has been proposed, the Business Combination which is under consideration by the Board of Directors and was a member of the Board of Directors prior to the time that such Interested Stockholder became an Interested Stockholder, and any successor of a Disinterested Director who is unaffiliated with such Interested Stockholder and was recommended to succeed a Disinterested Director by a majority of Disinterested Directors then on the Board of Directors.

               I. "Fair Market Value" means: (i) in the case of stock, the highest closing sale price during the 30-day period immediately preceding the date of determination of a share of such stock on the Composite Tape for New York Stock Exchange--Listed Stocks, or, if such stock is not quoted on the Composite Tape, on the New York Stock Exchange, or, if such stock is not listed on such Exchange, on the principal United States securities exchange registered under the Securities Exchange Act of 1934 on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing bid quotation with respect to a share of such stock during the 30-day period preceding the date in question on the National Association of Securities Dealers, Inc. Automated Quotations System or any system then in use, or if no such quotations are available, the fair market value on the date in question of a share of such stock as determined by the Board of Directors, with the approval of a majority of the Disinterested Directors; and (ii) in the case of property other than cash or stock, the fair market value of such property on the date in question as determined by the Board of Directors with the approval of a majority of the Disinterested Directors.

               J. In the event of any Business Combination in which the Corporation survives, the phrase "consideration other than cash to be received" as used in Paragraphs B(i) and (ii) of Section 2 of this Article SIXTH shall include the shares of Common Stock and/or the shares of any other class of outstanding Voting Stock retained by the holders of such shares.

               K. "Equity Security" shall mean any stock or similar security or any security convertible, with or without consideration, into such a security or carrying any warrant or right to subscribe to or purchase such a security or any such warrant or right.

          Section 4.  Powers of the Board of Directors.  The Board of Directors
                      --------------------------------
     shall have the power and duty to interpret all of the terms and provisions of this Article SIXTH and to determine for the purposes of this Article SIXTH, on the basis of information known to them after reasonable inquiry,
     (A) whether a person is an Interested Stockholder, (B) the number of shares of Voting Stock beneficially owned by any person, (C) whether a person is an Affiliate or Associate of another, and (D) whether the assets which are the subject of any Business Combination have, or the consideration to be received for the issuance or transfer of securities by the Corporation or any Subsidiary in any Business Combination has, an aggregate Fair Market Value of Fifty Million Dollars ($50,000,000) or more and (E) whether two or more transactions constitute a series of related transactions. Any such interpretation or determination made by the Board of Directors, with the approval of a majority of the Disinterested Directors, shall be conclusive to the extent permitted by law.

          Section 5.  No Effect on Fiduciary Obligations of Interested
                      ------------------------------------------------
     Stockholders.  Nothing contained in this Article SIXTH shall be construed
     ------------
     to relieve any Interested Stockholder from any fiduciary obligation imposed by law.

          Section 6.  Amendment, Repeal, etc.  Notwithstanding any other
                      ----------------------
     provisions of this certificate of incorporation or the By-Laws (and notwithstanding the fact that a lesser percentage may be specified by law, this certificate of incorporation or the By-Laws), the affirmative vote of the holders of 75% or more of the outstanding Voting Stock, voting together as a single class, shall be required to amend or repeal, or adopt any provisions inconsistent with, this Article SIXTH or any provision hereof.

     SEVENTH:
     -------

          Section 1.  Prevention of "Greenmail".  Any direct or indirect
                      -------------------------
     purchase or other acquisition by the Corporation of any Equity Security (as hereinafter defined) of any class of the Corporation from any Interested Securityholder (as hereinafter defined) who has beneficially owned such securities for less than two years prior to the date of such purchase or any agreement in respect thereof shall, except as hereinafter expressly provided, require the affirmative vote of the holders of at least a majority of the voting power of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (the "Voting Stock"), excluding Voting Stock beneficially owned by such Interested Securityholder, voting together as a single class (it being understood that for the purposes of this Article SEVENTH, each share of the Voting Stock shall have the number of votes granted to it pursuant to Article FOURTH of this certificate of incorporation). Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified, by law or any agreement with any national securities exchange, or otherwise, but no such affirmative vote shall be required with respect to any purchase or other acquisition of securities made as part of a tender or exchange offer by the Corporation to purchase securities of the same class made on the same terms to all holders of such securities and complying with the applicable requirements of the Securities Exchange Act of 1934 and the rules and regulations thereunder (or any subsequent provisions replacing such Act, rules or regulations).

          Section 2.  Certain Definitions.  For the purposes of this Article
                      -------------------
SEVENTH:

               A. A "person" shall mean any individual, firm, corporation, or other entity.

               B. "Interested Securityholder" shall mean any person (other than the Corporation, any corporation of which a majority of any class of Equity Security is owned, directly or indirectly, by the Corporation or any purchase, savings, option, bonus, appreciation, profit sharing, thrift, incentive, pension or similar plan solely for employees, directors or officers of the Corporation and/or one or more subsidiaries of the Corporation, including any trust or similar entity existing solely for the purposes of any such plan) who or which:

                    (i) is the beneficial owner, directly or indirectly, of 10% or more of the class of securities to be acquired; or

                    (ii) is an Affiliate of the Corporation and at any time within the two-year period immediately prior to the date in question was the beneficial owner, directly or indirectly, of 10% or more of the class of securities to be acquired; or

                    (iii) is an assignee or has otherwise succeeded to any shares of the class of securities to be acquired which were at any time within the two-year period immediately prior to the date in question beneficially owned by an Interested Securityholder, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933.

               C. A person shall be a "beneficial owner" of any security of any class of the Corporation:

                    (i) which such person or any of its Affiliates or Associates (as hereinafter defined) beneficially owns, directly or indirectly; or

                    (ii) which such person or any of its Affiliates or Associates has (a) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (b) any right to vote pursuant to any agreement, arrangement or understanding; or

                    (iii) which are beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any security of any class of the Corporation.

               D. For the purposes of determining whether a person is an Interested Securityholder pursuant to Paragraph B of this Section 2, the relevant class of securities outstanding shall be deemed to comprise all such securities deemed owned through application of Paragraph C of this Section 2, but shall not include other securities of such class which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

               E. An "Affiliate" of a specified person is a person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the person specified.

               F. The term "Associate," when used to indicate a relationship with any person, means (1) a corporation or organization (other than the Corporation or a Subsidiary) of which such person is an officer or partner or is, directly or indirectly, the beneficial owner of 10% or more of any class of equity securities, (2) any trust or other estate in which such person has a substantial beneficial interest or as to which such person serves as trustee or in a similar capacity and (3) any relative or spouse of such person, or any relative of such spouse, who has the same home as such person or who is a director of the Corporation or any of its parents or Subsidiaries.

               G. "Equity Security" shall mean any stock or similar security or any security convertible, with or without consideration, into such a security or carrying any warrant or right to subscribe to or purchase such a security or any such warrant or right.


     EIGHTH:  The Corporation reserves the right to amend, alter, change or
     ------
repeal any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by statute and this certificate of incorporation, and all rights conferred upon stockholders herein are granted subject to this reservation.


     NINTH:  No director shall be personally liable to the Corporation or any
     -----
stockholder for monetary damages for breach of fiduciary duty as a director, except for any matter in respect of which such director shall be liable under
Section 174 of Title 8 of the Delaware Code (relating to the Delaware General Corporation Law) or any amendment thereto or successor provision thereto or shall be liable by reason that he (i) has breached his duty of loyalty to the Corporation or its stockholders, (ii) has not acted in good faith or, in failing to act, has not acted in good faith, (iii) has acted in a manner involving intentional misconduct or a knowing violation of law or, in failing to act, has acted in a manner involving intentional misconduct or a knowing violation of law, or (iv) has derived an improper personal benefit. Neither the amendment nor repeal of this Article NINTH, nor the adoption of any provision of the Certificate of Incorporation inconsistent with this Article NINTH shall eliminate or reduce the effect of this Article NINTH in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article NINTH would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.


     TENTH: The names of the incorporators are as follows: R. G. Dickerson, J.
     -----
A. Kent, Z. A. Pool, III. The address of each incorporator is 229 South State Street, Dover, Delaware 19901.


     IN WITNESS WHEREOF, said Cyprus Amax Minerals Company has caused this Certificate to be signed by Gerald J. Malys, its Senior Vice President, and attested by Philip C. Wolf, its Secretary, this 29th day of October, 1996.

                                    CYPRUS AMAX MINERALS COMPANY


                                     /s/ Gerald J. Malys
                                    --------------------------------------------
                                    Gerald J. Malys
                                    Senior Vice President
ATTEST:


 /s/ Philip C. Wolf
----------------------------------
Philip C. Wolf
Secretary

                                   EXHIBIT A
                                   ---------


Series A Junior Participating Preferred Stock
---------------------------------------------

     Section 1.  Designation and Amount.  The shares of such series shall be
                 ----------------------
designated as "Series A Junior Participating Preferred Stock" (the "Series A Preferred Stock") and the number of shares constituting the Series A Preferred Stock shall be 1,500,000. Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, that no decrease shall reduce
                                         ---------
the number of shares of Series A Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Corporation convertible into Series A Preferred Stock.

     Section 2.  Dividends and Distributions.
                 ---------------------------

          (A) Subject to the rights of the holders of any shares of any series of Preferred Stock (or any similar stock) ranking prior and superior to the Series A Preferred Stock with respect to dividends, the holders of shares of Series A Preferred Stock, in preference to the holders of Common Stock, without par value (the "Common Stock"), of the Corporation, and of any other junior stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the first day of March, June, September and December in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $1 or (b) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Preferred Stock. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under clause
     (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

          (B) The Corporation shall declare a dividend or distribution on the Series A Preferred Stock as provided in paragraph (A) of this Section immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $1 per share on the Series A Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

          (C) Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 60 days prior to the date fixed for the payment thereof.

     Section 3.  Voting Rights.  The holders of shares of Series A Preferred
                 -------------
Stock shall have the following voting rights:

          (A) Subject to the provision for adjustment hereinafter set forth, each share of Series A Preferred Stock shall entitle the holder thereof to 100 votes on all matters submitted to a vote of the stockholders of the Corporation. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the number of votes per share to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

          (B) Except as otherwise provided herein, in any other Certificate of Designations creating a series of Preferred Stock or any similar stock, or by law, the holders of shares of Series A Preferred Stock and the holders of shares of Common Stock and any other capital stock of the Corporation having general voting rights shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

          (C) Except as set forth herein, or as otherwise provided by law, holders of Series A Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

     Section 4.  Certain Restrictions.
                 --------------------

          (A) Whenever quarterly dividends or other dividends or distributions payable on the Series A Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

               (i) declare or pay dividends, or make any other distributions, on any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock;

               (ii) declare or pay dividends, or make any other distributions, on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except dividends paid ratably on the Series A Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

               (iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Preferred Stock; or

               (iv) redeem or purchase or otherwise acquire for consideration any shares of Series A Preferred Stock, or any shares of stock ranking on a parity with the Series A Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

          (B) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph
     (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

     Section 5.  Reacquired Shares.  Any shares of Series A Preferred Stock
                 -----------------
purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock subject to the conditions and restrictions on issuance set forth herein, in the Certificate of Incorporation, or in any other Certificate of Designations creating a series of Preferred Stock or any similar stock or as otherwise required by law.

     Section 6.  Liquidation, Dissolution or Winding Up.  Upon any liquidation,
                 --------------------------------------
dissolution or winding up of the Corporation, no distribution shall be made (1) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock unless, prior thereto, the holders of shares of Series A Preferred Stock shall have received $100 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, provided that the holders of shares of Series A Preferred Stock shall be entitled to receive an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount to be distributed per share to holders of shares of Common Stock, or (2) to the holders of shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except distributions made ratably on the Series A Preferred Stock and all such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under the proviso in clause (1) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

     Section 7.  Consolidation, Merger, etc.  In case the Corporation shall
                 --------------------------
enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each share of Series A Preferred Stock shall at the same time be similarly exchanged or changed into an amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

     Section 8.  No Redemption.  The shares of Series A Preferred Stock shall
                 -------------
not be redeemable.

     Section 9.  Rank.  The Series A Preferred Stock shall rank, with respect to
                 ----
the payment of dividends and the distribution of assets, junior to all series of any other class of the Corporation's Preferred Stock.

     Section 10.  Amendment.  The Certificate of Incorporation of the
                  ---------
Corporation shall not be amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A Preferred Stock so as to affect them adversely without the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series A Preferred Stock, voting together as a single class.

                                   EXHIBIT B


Series A Convertible Preferred Stock
------------------------------------

     The Corporation is authorized to issue a series of Preferred Stock consisting of up to 4,666,667 shares, which number of shares may be increased or decreased from time to time by the Board of Directors, and such series shall have the following designations, preferences, privileges and voting powers, and restrictions and qualifications thereof:

     1.  Designation.  The distinctive serial designation of this series of
         -----------
Preferred Stock is $4.00 Series A Convertible Preferred Stock (the "Series A Convertible Preferred Stock").

     2.  Dividends.  The holders of Series A Convertible Preferred Stock shall
         ---------
be entitled to receive, when, as and if declared by the Board of Directors, but only out of funds legally available for the payment of dividends, cumulative cash dividends at the annual rate of $4.00 per share, and no more, payable quarter-yearly in arrears, on the first days of March, June, September and December in each year, to stockholders of record on the respective dates, not exceeding fifty days preceding such dividend payment dates, fixed for the purpose by the Board of Directors in advance of payment of each particular dividend. The amount of dividends payable per share of Series A Convertible Preferred Stock for each quarterly dividend period shall be computed by dividing the annual dividend amount by four. The amount of dividends payable for any period shorter than a full quarterly dividend period shall be computed on the basis of a 360-day year of twelve 30-day months. No interest shall be payable in respect of any dividend payment on the Series A Convertible Preferred Stock which may be in arrears. So long as any shares of the Series A Convertible Pre-ferred Stock remain outstanding, but not thereafter, dividends on the Series A Convertible Preferred Stock shall accrue and be cumulative from and after dates determined, as follows:

          (i) if issued prior to the record date for the first dividend on shares of such series, then from September 1, 1993;

          (ii) if issued during the period commencing immediately after a record date for a dividend on such series and ending on the payment date for such dividend, then from and after such dividend payment date; and

          (iii) otherwise from and after the first day of March, June, September or December next preceding the date of issue of such shares.

     So long as any shares of the Series A Convertible Preferred Stock remain outstanding, but not thereafter, no dividend whatever shall be paid, and no distribution made, on any junior stock (which shall mean the Common Stock and any other class or series of stock of the Corporation over which the Series A Convertible Preferred Stock has preference or priority in the payment of dividends or in the distribution of assets on any dissolution, liquidation or winding up of the Corporation), other than a dividend payable in junior stock, nor shall any shares of junior stock be acquired for consideration by the Corporation or by any subsidiary, unless all dividends on the Series A Convertible Preferred Stock accrued for all past dividend periods have been paid or declared and set aside for payment, and the full dividends thereon for the then current quarter-yearly dividend period have been paid or declared. Subject to the foregoing, and not otherwise, such dividends (payable in cash, stock or otherwise) as may be determined by the Board of

Directors may be declared and paid on any junior stock from time to time out of funds legally available therefor and the Series A Convertible Preferred Stock shall not be entitled to participate in any such dividends, whether payable in cash, stock or otherwise.

     3.  Liquidation Preference.  In the event of any voluntary liquidation,
         ----------------------
dissolution or winding up of the Corporation, the holders of the Series A Convertible Preferred Stock then outstanding shall be entitled to receive the amount per share which such holders would have been entitled to receive had such shares been redeemed on the date fixed for payment, or if redemption on such date is not provided for, an amount equal to the maximum price at which such shares are thereafter redeemable, plus in respect of each such share a sum computed at the rate of $4.00 per annum from and after the date on which dividends on such share became cumulative to and including the date fixed for such payment, less the aggregate of dividends theretofore paid thereon, but computed without interest. In the event of any involuntary liquidation, dissolution or winding up of the Corporation, the holders of the Series A Convertible Preferred Stock then outstanding shall be entitled to receive out of the assets of the Corporation, before any distribution or payment shall be made to the holders of any junior stock, an amount equal to $50 per share, plus in respect of each such share a sum computed at the rate of $4.00 per annum from and after the date on which dividends on such share became cumulative to and including the date fixed for such payment, less the aggregate of dividends theretofore paid thereon, but computed without interest. For purposes of this
Section 3, a consolidation or merger of the Corporation with any other corporation or a sale of all or substantially all of the assets of the Corporation shall not be deemed to constitute a liquidation, dissolution or winding up of the Corporation.

     4.  Redemption at Option of the Corporation.  The Corporation may, at the
         ---------------------------------------
option of the Board of Directors, at any time on or after December 18, 1996, but not prior thereto, redeem the whole or any part of the then outstanding Series A Convertible Preferred Stock, subject to the limitations, if any, imposed by applicable law, at a redemption price of $52.40 per share if redeemed prior to December 18, 1997, and at the following prices per share if redeemed during the twelve-month period ending December 17 of the year indicated:

                Year                    Price
                ----                    -----
                1998..................  $52.00
                1999..................  $51.60
                2000..................  $51.20
                2001..................  $50.80
                2002..................  $50.40

and $50.00 per share if redeemed at any time thereafter; together in each case with a sum, for each share so to be redeemed, computed at the rate of $4.00 per annum from and after the date on which dividends on such share became cumulative to and including such date fixed for redemption, less the aggregate of the dividends theretofore and on such redemption date paid thereon, but computed without interest (such amount being hereinafter referred to as the "Redemption Price").

     Notice of every such redemption of the Series A Convertible Preferred Stock shall be given by publication at least once in a newspaper printed in the English language and customarily published on each business day and of general circulation in the Borough of Manhattan, The City of New York, such publication to be at least thirty days prior to the date fixed for such redemption. Notice of every such redemption shall also be mailed not more than sixty nor less than thirty days prior to the date fixed for such redemption to the holders of record of the shares so to be redeemed at their respective addresses as the same shall appear on the books of the Corporation; but no failure to mail such notice nor any defect therein or in the mailing thereof shall affect the validity of the proceeding for the redemption of any shares so to be redeemed.

     In case of redemption of a part only of the Series A Convertible Preferred Stock at the time outstanding, the redemption may be either pro rata or by lot. The Board of Directors shall have full power and authority to prescribe the manner in which the drawings by lot or the pro rata redemption shall be conducted and, subject to the provisions herein contained, the terms and conditions upon which the Series A Convertible Preferred Stock shall be redeemed from time to time.

     No fractional shares of Series A Convertible Preferred Stock shall be issued upon redemption of less than all Series A Convertible Preferred Stock.
If more than one certificate evidencing shares of Series A Convertible Preferred Stock shall be held at one time by the same holder, the number of full shares issuable upon redemption of less than all of such shares of Series A Convertible Preferred Stock shall be computed on the basis of the aggregate number of shares of Series A Convertible Preferred Stock so held. Instead of any fractional share of Series A Convertible Preferred Stock that would otherwise be issuable to a holder upon redemption of less than all shares of Series A Convertible Preferred Stock, the Corporation shall pay a cash adjustment in respect of such fractional share in an amount equal to the same fraction of the fair value per share of Series A Convertible Preferred Stock (as determined in good faith by the Board of Directors, whose determination shall be conclusive and described in a resolution of the Board of Directors) at the close of business on the date fixed for redemption.

     If such notice of redemption shall have been duly given by publication, and if, on or before the redemption date specified therein, all funds necessary for such redemption shall have been set aside by the Corporation, separate and apart from its other funds, in trust for the pro rata benefit of the holders of the shares so called for redemption, so as to be and continue to be available therefor, then, notwithstanding that any certificate for shares so called for redemption shall not have been surrendered for cancellation, all shares so called for redemption shall no longer be deemed outstanding on and after such redemption date, and all rights with respect to such shares shall forthwith on such redemption date cease and terminate, except only the right of the holders thereof to receive the amount payable on redemption thereof, without interest.

     If such notice of redemption shall have been duly given by publication or if the Corporation shall have given to the bank or trust company hereinafter referred to irrevocable authorization promptly to give or complete such notice by publication, and if on or before the redemption date specified therein the funds necessary for such redemption shall have been deposited by the Corporation with a bank or trust company in good standing, designated in such notice, organized under the laws of the United States of America or of the State of New York, doing business in the Borough of Manhattan, The City of New York, having a capital, surplus and undivided profits aggregating at least $5,000,000 according to its last published statement of condition, in trust for the pro rata benefit of the holders of the shares so called for redemption, then, not withstanding that any certificate for shares so called for redemption shall not have been surrendered for cancellation from and after the time of such deposit, all shares of the Series A Convertible Preferred Stock so called for redemption shall no longer be deemed to be outstanding and all rights with respect to such shares shall forthwith cease and terminate, except only the right of the holders thereof to receive from such bank or trust company at any time after the time of such deposit the funds so deposited, without interest, and the right to exercise on or before the date fixed for redemption, privileges of exchange or conversion, if any, not theretofore expiring. Any interest accrued on such funds shall be paid to the Corporation from time to time.

     Any funds so set aside or deposited by the Corporation which shall not be required for such redemption because of the exercise of any right of conversion or exchange subsequent to the date of such deposit shall be released or repaid to the Corporation forthwith. Any funds so set aside or deposited, as the case may be, and unclaimed at the end of six years from such redemption date shall be released or repaid to the Corporation, after which the holders of the shares so called for redemption shall look only to the Corporation for payment thereof.

     So long as any shares of the Series A Convertible Preferred Stock remain outstanding, but not thereafter, if at any time the Corporation shall fail to pay dividends in full on the Series A Convertible Preferred Stock for any past quarter-yearly dividend periods, thereafter and until all accrued dividends for all past quarter-yearly dividend periods shall have been paid or declared and funds set aside for their payment, the Corporation shall not redeem (for sinking fund or otherwise) less than all of the Series A Convertible Preferred Stock at the time outstanding, and neither the Corporation nor any subsidiary shall purchase (for sinking fund or otherwise) less than all of the Series A Convertible Preferred Stock unless such purchase shall be pursuant to tenders called for on at least twenty days previous notice by mail to the holders of record of the Series A Convertible Preferred Stock at their respective addresses as the same shall appear on the books of the Corporation, and the shares so purchased shall be those tendered at the lowest prices, pursuant to such call for tenders.

     5. Conversion Privilege.
        --------------------

          (a)  Right of Conversion.  Each share of Series A Convertible
               -------------------
     Preferred Stock shall be convertible at the option of the holder thereof, at any time prior to the close of business on the tenth business day prior to the date fixed for redemption of such share as herein provided, into fully paid and nonassessable shares of Common Stock, at the rate of that number of shares of Common Stock for each full share of Series A Convertible Preferred Stock that is equal to $50 divided by the conversion price applicable per share of Common Stock, or into such additional or other securities, cash or property and at such other rates as required in accordance with the provisions of this Section 5. For purposes of the terms of the Series A Convertible Preferred Stock, the "conversion price" applicable per share of Common Stock shall initially be equal to $24.302 and shall be adjusted from time to time in accordance with the provisions of this Section 5.

          (b)  Conversion Procedures.  Any holder of shares of Series A
               ---------------------
     Convertible Preferred Stock desiring to convert such shares into Common Stock shall surrender the certificate or certificates evidencing such shares of Series A Convertible Preferred Stock at the office of the transfer agent for the Series A Convertible Preferred Stock, which certificate or certificates, if the corporation shall so require, shall be duly endorsed to the Corporation or in blank, or accompanied by proper instruments of transfer to the Corporation or in blank and shall be accompanied by irrevocable written notice to the Corporation that the holder elects so to convert such shares of Series A Convertible Preferred Stock and specifying the name or names (with address or addresses) in which a certificate or certificates evidencing shares of Common Stock are to be issued.

          Subject to Section 5(j) hereof, no payments or adjustments in respect of dividends on shares of Series A Convertible Preferred Stock surrendered for conversion or on account of any dividend on the Common Stock issued upon conversion shall be made upon the conversion of any shares of Series A Convertible Preferred Stock.

          The Corporation shall, as soon as practicable after such deposit of certificates evidencing shares of Series A Convertible Preferred Stock accompanied by the written notice and compliance with any other conditions herein contained, deliver at such office of such transfer agent to the person for whose account such shares of Series A Convertible Preferred Stock were so surrendered, or to the nominee or nominees of such person, certificates evidencing the number of full shares of Common Stock to which such person shall be entitled as aforesaid, together with a cash adjustment in respect of any fraction of a share of Common Stock as hereinafter provided. Such conversion shall be deemed to have been made as of the date of such surrender of the shares of Series A Convertible Preferred Stock to be converted, and the person or persons entitled to receive the Common Stock deliverable upon conversion of such Series A Convertible Preferred Stock shall be treated for all purposes as the record holder or holders of such Common Stock on such date.

          (c)  Adjustment of Conversion Price.  The conversion price at which a
               ------------------------------
     share of Series A Convertible Preferred Stock is convertible into Common Stock shall be subject to adjustment from time to time as follows:

               (i) In case the Corporation shall pay or make a dividend or other distribution on its Common Stock exclusively in Common Stock or shall pay or make a dividend or other distribution on any other class or series of capital stock of the Corporation which includes Common Stock, the conversion price in effect at the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such dividend or other distribution shall be reduced by multiplying such conversion price by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination and the denominator shall be the sum of such number of shares and the total number of shares of Common Stock included in such dividend or other distribution or exchange, such reduction to become effective immediately after the opening of business on the day following the date fixed for such determination. For the purposes of this subparagraph (i) , the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Corporation and the number of shares of Common Stock included in such dividend or other distribution or exchange shall not be deemed to include any shares issued or distributed in respect of shares held in the treasury of the Corporation.

               (ii) In case the Corporation shall pay or make a dividend or other distribution on its Common Stock consisting exclusively of, or shall otherwise issue to all holders of its Common Stock, rights or warrants entitling the holders thereof to subscribe for or purchase shares of Common Stock at a price per share less than the current market price per share (determined as provided in subparagraph (vii) of this Section 5(c)) of the Common Stock on the date fixed for the determination of stockholders entitled to receive such rights or warrants, the conversion price in effect at the opening of business on the day following the date fixed for such determination shall be reduced by multiplying such conversion price by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock which the aggregate of the offering price of the total number of shares of Common Stock so offered for subscription or purchase would purchase at such current market price and the denominator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock so offered for subscription or purchase, such reduction to become effective immediately after the opening of business on the day following the date fixed for such determination. For the purposes of this subparagraph (ii) , the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Corporation. The Corporation shall not issue any rights or warrants in respect of shares of Common Stock held in the treasury of the Corporation. For purposes of this subparagraph (ii), the issuance of rights or warrants to subscribe for or purchase stock or securities convertible into shares of Common Stock shall be deemed to be the issuance of rights or warrants to purchase the shares of Common Stock into which such stock or securities are convertible at an aggregate offering price equal to the aggregate offering price of such stock or securities plus the minimum aggregate amount (if any) payable upon conversion of such stock or securities into Common Stock. In case any rights or warrants referred to in this subparagraph (ii) in respect of which an adjustment shall have been made shall expire unexercised within 45 days after the same shall have been distributed or issued by the Corporation, the conversion price shall be readjusted at the time of such expiration to the conversion price that would have been in effect if no adjustment had been made on account of the distribution or issuance of such expired rights or warrants.

               (iii) In case outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock, the conversion price in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately reduced, and conversely, in case outstanding shares of Common Stock shall each be combined into a smaller number of shares of Common Stock, the conversion price in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately increased, such reduction or increase, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

               (iv)   Subject to the penultimate sentence of this subparagraph
          (iv), in case the Corporation shall, by dividend or otherwise, distribute to all holders of its Common Stock evidences of its indebtedness, shares of any class or series of capital stock, cash or assets (including securities, but excluding any rights or warrants referred to in subparagraph (ii) of this Section 5(c), any dividend or distribution paid exclusively in cash and any dividend or distribution referred to in subparagraph (i) of this Section 5(c)), the conversion price shall be reduced so that such price shall equal the price determined by multiplying the conversion price in effect immediately prior to the effectiveness of the conversion price reduction contemplated by this subparagraph (iv) by a fraction of which, except to the extent provided in the second succeeding sentence of this subparagraph (iv), the numerator shall be the current market price per share (determined as provided in subparagraph (vii) of this Section 5(c)) of the Common Stock on the date fixed for the payment of such distribution (the "Reference Date") less the fair market value (as determined, subject to the last sentence of this subparagraph (iv), in good faith by the Board of Directors, whose determination shall be conclusive and described in a resolution of the Board of Directors), on the Reference Date, of such number or amount of the evidences of indebtedness, shares of capital stock, cash and assets that is so distributed to a holder of one share of Common Stock and the denominator shall be such current market price per share of the Common Stock, such reduction to become effective immediately prior to the opening of business on the day following the Reference

          Date. If the Board of Directors determines the fair market value of any distribution for pur poses of this subparagraph (iv) by reference to the actual or when issued trading market for any securities comprising such distribution, it shall in doing so consider the prices in such market over the same period used in computing the current market price per share of Common Stock pursuant to subparagraph (vii) of this Section 5(c). Notwithstanding the first sentence of this subparagraph (iv), to the extent the fair market value of any shares of capital stock distributed to all holders of Common Stock shall be determined by the Board of Directors by reference to the trading market of securities listed or admitted to trading or quoted (other than on a subject to notice of issuance or when issued basis) on a Stock Exchange as of (but not prior to) the Reference Date, the conversion price shall be reduced so that such price shall equal the price determined by multiplying the conversion price in effect immediately prior to the effectiveness of the conversion price reduction contemplated by this subparagraph (iv) by a fraction of which the numerator shall be the current market price per share (determined as provided in subparagraph (viii) of this subparagraph 5(c)) of the Common Stock on the Reference Date and the denominator shall be such current market price per share of the Common Stock plus the fair market value (as determined in good faith by the Board of Directors in accordance with the last sentence of this subparagraph
          (iv)), of such number of shares of capital stock that is so distributed to a holder of one share of Common Stock, such reduction to become effective retroactively immediately prior to the opening of business on the day following the Reference Date. For purposes of this subparagraph (iv), any dividend or distribution that includes (but is not limited to) shares of Common Stock or rights or warrants to subscribe for or purchase shares of Common Stock shall be deemed instead to be (1) a dividend or distribution of the evidences of indebtedness, cash, assets or shares of capital stock other than such shares of Common Stock or such rights or warrants (so that any conversion price reduction required by this subparagraph (iv) is made) immediately followed by (2) a dividend or distribution of such shares of Common Stock or such rights or warrants (so that there is made any further conversion price reduction required by subparagraph (i) or
          (ii) of this Section 5(c), except (A) the Reference Date of such dividend or distribution as defined in this subparagraph (iv) shall be substituted as "the date fixed for the determination of stockholders entitled to receive such rights or warrants" and "the date fixed for such determination" within the meaning of subparagraphs (i) and (ii) of this Section 5(c) and (B) any shares of Common Stock included in such dividend or distribution shall not be deemed "outstanding at the close of business on the date fixed for such determination" within the meaning of subparagraph (i) of this Section 5 (c)) . Notwithstanding any other provision of this subparagraph (iv), if any shares of capital stock distributed to all holders of Common Stock are listed or admitted to trading on a Stock Exchange for the five consecutive Trading Days (as defined in Section 5(h)) prior to and including the Reference Date, or will be listed or admitted to trading on a Stock Exchange as of (but not prior to) the Reference Date for the ten consecutive Trading Days subsequent to and including the Reference Date, then, the Board of Directors, in making its determination of the fair market value of such number of shares of capital stock that is so distributed to a holder of one share of Common Stock, shall make such determination by reference to the current market price (as determined pursuant to subparagraphs (vii) and (viii) of this Section 5(c)) of such shares of capital stock.

               (v) In case the Corporation shall pay or make a dividend or other distribution on its Common Stock exclusively in cash (excluding, in the case of any quarterly cash dividend on the Common Stock, the portion of such quarterly cash dividend that does not exceed the per share amount of the next preceding quarterly cash dividend on the Common Stock (as adjusted to appropriately reflect any of the events referred to in subparagraph (iii) of this
          Section 5(c)), or, all of such quarterly cash dividend if the amount thereof per share of Common Stock multiplied by four does not exceed 12.5% of the current market price per share (determined as provided in subparagraph (vii) of this Section 5(c)) of the Common Stock on the Trading Day next preceding the date of declaration of such dividend), the conversion price shall be reduced so that such price shall equal the price determined by multiplying the conversion price in effect immediately prior to the effectiveness of the conversion price reduction contemplated by this subparagraph (v) by a fraction of which the numerator shall be the current market price per share (determined as provided in subparagraph (vii) of this Section 5(c)) of the Common Stock on the date fixed for the making of such distribution less the amount of cash so distributed and not excluded as provided above applicable to one share of Common Stock and the denominator shall be such current market price per share of the Common Stock, such reduction to become effective immediately prior to the opening of business on the day following the date fixed for the making of such distribution.

               (vi) In case a tender or exchange offer made by the Corporation or any subsidiary of the Corporation for all or any portion of the Corporation's Common Stock shall expire and result in the acquisition by the Corporation of shares of Common Stock pursuant thereto and such tender or exchange offer shall involve the payment by the Corporation or such subsidiary of consideration per share of Common Stock having a fair market value (as determined in good faith by the Board of Directors, whose determination shall be conclusive and described in a resolution of the Board of Directors) at the last time (the "Expiration Time") tenders or exchanges may be made pursuant to such tender or exchange offer (as it shall have been amended) that exceeds the current market price per share (determined as provided in subparagraph (vii) of this Section 5(c)) of the Common Stock on the Trading Day next succeeding the Expiration Time, the conversion price shall be reduced so that such price shall equal the price determined by multiplying the conversion price in effect immediately prior to the effectiveness of the conversion price reduction contemplated by this subparagraph (vi) by a fraction of which the numerator shall be the number of shares of Common Stock outstanding (including any tendered or exchanged shares) at the Expiration Time multiplied by the current market price per share (determined as provided in subparagraph (vii) of this Section 5(c)) of the Common Stock on the Trading Day next succeeding the Expiration Time and the denominator shall be the sum of
          (x) the fair market value (determined as aforesaid) of the aggregate consideration payable to stockholders as a result of the Corporation's or subsidiary's acceptance (up to any maximum specified in the terms of the tender or exchange offer) of shares validly tendered or exchanged and not withdrawn as of the Expiration Time (the shares so accepted, up to any such maximum, being referred to as the "Purchased Shares") and (y) the product of the number of shares of Common Stock outstanding (less any Purchased Shares) at the Expiration Time and the current market price per share (determined as provided in subparagraph
          (vii) of this Section 5(c)) of the Common Stock on the Trading Day next succeeding the Expiration Time, such reduction to become effective immediately prior to the opening of business on the day following the Expiration Time.

               (vii)  For the purpose of any computation under subparagraphs
          (ii) and (v) and, except as otherwise provided in subparagraph (viii) of this Section 5(c), subparagraph (iv), the current market price per share of Common Stock or per share of capital stock the fair market value of which is to be determined as provided in the last sentence of subparagraph (iv) of this Section 5(c) or pursuant to clause (ii) of
          Section 5(g) ("Distributed Stock") on any date in question shall be deemed to be the average of the daily Closing Prices (as defined in
          Section 5(h)) for the five (or, with respect to clause (ii) of Section 5(g), ten) consecutive Trading Days prior to and including the date in question; provided, however, that (1) if the "ex" date (as hereinafter
                    --------  -------
          defined) for any event (other than the issuance or distribution requiring such computation) that requires (or, in the case of Distributed Stock, would require if such Distributed Stock were Common Stock) an adjustment to the conversion price pursuant to subparagraph
          (i), (ii), (iii), (iv), (v) or (vi) above or Section 5(g) ("Other Event") occurs after the fifth (or, with respect to Section 5(g), tenth) Trading Day prior to the day in question and prior to the "ex" date for the issuance or distribution requiring such computation (the "Current Event"), the Closing Price for each Trading Day prior to the "ex" date for such Other Event shall be adjusted by multiplying such Closing Price by the same fraction by which the conversion price is so required (or, in the case of Distributed Stock, would be so required if such Distributed Stock were Common Stock) to be adjusted as a result of such Other Event, (2) if the "ex" date for any Other Event occurs after the "ex" date for the Current Event and on or prior to the date in question, the Closing Price for each Trading Day on and after the "ex" date for such Other Event shall be adjusted by multiplying such Closing Price by the reciprocal of the fraction by which the conversion price is so required (or, in the case of Distributed Stock, would be so required if such Distributed Stock were Common Stock) to be adjusted as a result of such Other Event, (3) if the "ex" date for any Other Event occurs on the "ex" date for the Current Event, one of those events shall be deemed for purposes of determining which of clauses (1) and (2) of this proviso to apply to have an "ex" date occurring prior to the "ex" date for the other event but in applying such clause the actual "ex" date of the other event shall be utilized, and (4) if the "ex" date for the Current Event is on or prior to the date in question, the Closing Price for each Trading Day on or after such "ex" date shall be adjusted after taking into account any adjustment required pursuant to clause (2) of this proviso, by adding thereto the amount of any cash and the fair market value on the date in question (as determined in good faith by the Board of Directors in a manner consistent with any determination of such value for purposes of paragraph (iv) or (v) of this Section 5(c), whose determination shall be conclusive and described in a resolution of the Board of Directors) of such number or amount of the rights, warrants, evidences of indebtedness, shares of capital stock or assets being distributed to a holder of one share of Common Stock. For the purpose of any computation under subparagraph (vi) of this Section 5(c), the current market price per share of Common Stock or Distributed Stock on any date in question shall be deemed to be the average of the daily Closing Prices for such date in question and the next two succeeding Trading Days; provided, however, that if the "ex"
                                            --------  -------
          date for any other Event occurs after the Expiration Time for the tender or exchange offer requiring such computation and on or prior to the second Trading Day following the date in question, the Closing Price for each Trading Day on and after the "ex" date for such other event shall be adjusted by multiplying such Closing Price by the reciprocal of the fraction by which the conversion price is so required (or, in the case of Distributed Stock, would be so required if such Distributed Stock were Common Stock) to be adjusted as a result of such other event. For purposes of this subparagraph and subparagraph (viii) of this Section 5(c), the term "ex" date, (1) when used with respect to any issuance or distribution, means the first date on which the Common Stock or Distributed Stock trades regular way on the relevant exchange or in the relevant market from which the Closing Price was obtained without the right to receive such issuance or distribution, (2) when used with respect to any subdivision or combination of shares of Common Stock or Distributed Stock, means the first date on which the Common Stock or Distributed Stock trades regular way on such exchange or in such market after the time at which such subdivision or combination becomes effective, and (3) when used with respect to any tender or exchange offer means the first date on which the Common Stock or Distributed Stock trades regular way on such exchange or in such market after the Expiration Time of such offer.

               (viii) Notwithstanding the provisions of subparagraph (vii) of this Section 5(c), for the purpose of any computation under subparagraph (iv) of this Section 5(c) when the Distributed Stock will be listed or admitted to trading or quoted on a Stock Exchange as of (but not prior to) the Reference Date, the current market price per share of Common Stock or shares of capital stock the fair market value of which is to be determined as provided in the last sentence of subparagraph (iv) of this Section 5(c) on any date in question shall be deemed to be the average of the daily Closing Prices (as defined in
          Section 5(h)) for the ten consecutive Trading Days subsequent to and including the date in question; provided, however, that (1) if the
                                          --------  -------
          "ex" date for any Other Event occurs prior to the tenth Trading Day after the day in question and after the Reference Date, the Closing Price for each Trading Day on and after the "ex" date for such Other Event shall be adjusted by multiplying such Closing Price by the reciprocal of the fraction by which the conversion price is so required (or, in the case of Distributed Stock, would be so required if such Distributed Stock were Common Stock) to be adjusted as a result of such Other Event.

               (ix) The Corporation may make such reductions in the conversion price, in addition to those required by subparagraphs (i) , (ii) ,
          (iii) , (iv) , (v) and (vi) of this Section 5(c), as it considers to be advisable to avoid or diminish any income tax to holders of Common Stock or rights to purchase Common Stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes. The Corporation from time to time may reduce the conversion price by any amount for any period of time if the period is at least twenty days, the reduction is irrevocable during the period and the Board of Directors of the Corporation shall have made a determination that such reduction would be in the best interest of the Corporation, which determination shall be conclusive. Whenever the conversion price is reduced pursuant to the preceding sentence, the Corporation shall mail to holders of record of the Series A Convertible Preferred Stock a notice of the reduction at least fifteen days prior to the date the reduced conversion price takes effect, and such notice shall state the reduced conversion price and the period it will be in effect.

               (x) No adjustment in the conversion price shall be required unless such adjustment (plus any adjustments not previously made by reason of this Section 5(c)) would require an increase of at least 1% in the number of shares of Common Stock into which each share of Series A Convertible Preferred Stock is then convertible; provided, however, that any adjustments which by reason of this section 5(c) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this subparagraph (x) shall be made to the nearest one-hundred thousandth of a share.

               (xi) Whenever any adjustment is made to the conversion price, the Corporation shall forthwith (i) file with each Transfer Agent of such Series A Convertible Preferred Stock a statement describing in reasonable detail the adjustment and the method of calculation used, and (ii) cause a copy of such statement to be mailed to the holders of record of the Series A Convertible Preferred Stock as of the effective date of such adjustment.

          (d)  Reclassification, Consolidation, Merger or Sale of Assets.
               ---------------------------------------------------------

               (i) In the event that the Corporation shall be a party to any transaction (including without limitation any recapitalization or reclassification of the Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination of the Common Stock), any consolidation of the Corporation with, or merger of the Corporation into, any other person, any merger of another person into the Corporation (other than a merger which does not result in a reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock of the Corporation) or any sale or transfer of all or substantially all of the assets of the Corporation or any compulsory share exchange) pursuant to which all Common Stock is converted into the right to receive other securities, cash or other property, to the extent permitted by law, provisions shall be made as part of the terms of such transaction whereby the holder of each share of Series A Convertible Preferred Stock then outstanding shall have the right thereafter to convert such share only into (A) in the case of any such transaction other than a Common Stock Fundamental Change (as defined in Section 5(h)) and subject to funds being legally available for such purpose under applicable law at the time of such conversion, the kind and amount of securities, cash and other property receivable upon such transaction by a holder of the number of shares of Common Stock into which such share of Series A Convertible Preferred Stock might have been converted immediately prior to such transaction, after giving effect, in the case of any Non-Stock Fundamental Change (as defined in Section 5(h)), to any adjustment in the conversion price required by the provisions of Section 5(g), and
          (B) in the case of a Common Stock Fundamental Change, common stock of the kind received by holders of Common Stock as a result of such Common Stock Fundamental Change at a conversion price determined pursuant to the provisions of Section 5(g).

               (ii) In the event the Corporation determines in good faith that there is doubt whether the adjustment otherwise required by subparagraph (i) of this Section 5(d) can be made in a manner consistent with then applicable law, then the Corporation may elect (which election shall be evidenced by a resolution of the Board of Directors) that, in lieu of the Corporation's making such adjustment, the holder of each share of Series A Convertible Preferred Stock then outstanding shall have the right thereafter to convert such share into, but only into, shares of the common stock (the "New Common Stock") of the principal corporation surviving the transaction which gives rise to the adjustment (as determined in good faith by the Board of Directors, whose determination shall be conclusive and described in a resolution of the Board of Directors) at a conversion price (based upon a value of a share of Series A Convertible Preferred Stock of $50 for such purpose) determined by multiplying $50 by a fraction the numerator of which is the fair market value (as so determined by the

          Board of Directors) per share of the New Common Stock (but without any adjustment pursuant to Section 5(g)) and the denominator of which is the fair market value on the date the transaction becomes effective (as so determined by the Board of Directors) of the kind and amount of securities, cash and other property receivable in such transaction by a holder of the number of shares of Common Stock into which such share of Series A Convertible Preferred Stock might have been converted immediately prior to such transaction.

               (iii) The Corporation or the person formed by such consolidation or resulting from such merger or which acquires such assets or which acquires the Corporation's shares, as the case may be, shall make provisions in its certificate or articles of incorporation or other constituent document to establish such rights as are created by this subparagraph (d). Such certificate or articles of incorporation or other constituent document shall provide, in respect of any shares of capital stock into which the Series A Convertible Preferred Stock has become convertible, for adjustments which, for events subsequent to the effective date of such certificate or articles of incorporation or other constituent document, shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 5. The above provisions shall similarly apply to successive transactions of the foregoing type.

          (e)  Special Conversion Option.  Notwithstanding any other provision
               -------------------------
     in this Section 5, if the Corporation pays a dividend or makes another distribution on its Common Stock consisting of capital stock of one or more Public Companies in a Public Company Distribution, then, in lieu of making any adjustment that would otherwise be applicable in respect of the distribution of any one or more such Public Companies in accordance with
     Section 5 (including without limitation Section 5(g) hereof) and to the extent permitted by law, the Board of Directors may elect (which election shall be evidenced by a resolution of the Board of Directors) that,immediately following each distribution of capital stock of each Public Company as to which an election is made, the Series A Convertible Preferred Stock shall be convertible into (i) fully paid and nonassessable shares of Common Stock at the rate of such number of shares of Common Stock for each full share of Series A Convertible Preferred Stock that is equal to $50 divided by the conversion price per share of Common Stock applicable immediately prior to such adjustment, and (ii) fully paid and nonassessable shares of capital stock of each such Public Company at the rate of such number of shares of capital stock of such Public Company for each full share of Series A Convertible Preferred Stock that is equal to $50 divided by the conversion price applicable per share of capital stock of such Public Company. The initial conversion price of the Series A Convertible Preferred Stock applicable to shares of capital stock of each such Public Company shall be equal to $50 divided by the Allocable Public Company Shares and shall thereafter be subject to adjustment as provided in Section 5, provided that, with respect to adjustments relating to such capital stock and except where the context otherwise requires, references in Sections 5(c), (d), (e), (g), (h) (excluding Subsection 7 thereof), (i),
     (j), (k) and (m) to the "Corporation," "Common Stock" and "Board of Directors" shall be deemed to refer to such Public Company. As used herein, the term "Allocable Public Company Shares" shall mean, with respect to a Public Company, the product of (i) such number of shares of capital stock of such Public Company as is distributed to a holder of one share of Common Stock in the Public Company Distribution, and (ii) such number of shares of Common Stock of the Corporation as would have been received by a holder of one share of Series A Convertible Preferred Stock had the Series A Convertible Preferred Stock been converted immediately prior to such distribution into Common Stock that received such distribution. The term "Public Company" shall mean any corporation (other than the Corporation) the capital stock of which is distributed in the Public Company Distribution and is listed, admitted to trading or quoted, including upon notice of issuance or on a when-issued basis, on a Stock Exchange (as defined in Section 5(h)) prior to the sixth business day after the date of such distribution. The term "Public Company Distribution" shall mean any dividend or another distribution by the Corporation on its Common Stock consisting of capital stock of one or more Public Companies in which the Market Value of the capital stock of all of the Public Companies so distributed on the date of such distribution is greater than 10% of the aggregate of the Market Value of the Corporation and the Market Value of all such Public Companies on the date of the Public Company Distribution. The term "Market Value" shall mean, with respect to the capital stock of any corporation, the product of (i) the fair market value of such capital stock as shall be determined in good faith by the Board of Directors (whose determination shall be conclusive and described in a resolution of the Board of Directors) by reference to the daily Closing Prices for the first ten consecutive Trading Days subsequent to and including the date of such distribution and (ii) the number of shares of capital stock of such corporation outstanding on the date of the Public Company Distribution.

          (f)  Prior Notice of Certain Events.  In case:
               ------------------------------

               (i) the Corporation shall (1) declare any dividend (or any other distribution) on Common Stock, other than (A) a dividend payable in shares of Common Stock or (B) a dividend payable in cash out of its retained earnings other than any special or nonrecurring or other extraordinary dividend or (2) declare or authorize a redemption or repurchase of in excess of 10% of the then outstanding shares of Common Stock; or

               (ii) the corporation shall authorize the granting to all holders of Common Stock of rights or warrants to subscribe for or purchase any shares of stock of any class or series or of any other rights or warrants; or

               (iii) of any reclassification of Common Stock (other than a subdivision or combination of the outstanding Common Stock, or a change in par value, or from par value to no par value, or from no par value to par value), or of any consolidation or merger to which the Corporation is a party and for which approval of any stockholders of the Corporation shall be required, or of the sale or transfer of all or substantially all of the assets of the Corporation whereby the Common Stock is converted into other securities, cash or other property; or

               (iv) of the voluntary or involuntary dissolution, liquidation or winding up of the Corporation;

     then the Corporation shall cause to be filed with the transfer agent for the Series A Convertible Preferred Stock and shall cause to be mailed to the holders of record of the Series A Convertible Preferred Stock, at their last address as they shall appear upon the stock transfer books of the Corporation, at least fifteen days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record (if any) is to be taken for the purpose of such dividend, distribution, redemption, repurchase, rights or warrants or, if a record is not taken, the date as of which the holders of record of Common Stock to be entitled to such dividend, distribution, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer, share exchange, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of record of

     Common Stock shall be entitled to exchange their shares of Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, share exchange, dissolution, liquidation or winding up (but no failure to mail such notice or any defect therein or in the mailing thereof shall affect the validity of the corporate action required to be specified in such notice).

          (g) Adjustments in Case of Fundamental Changes.  Notwithstanding any
              ------------------------------------------
     other provision in this Section 5 to the contrary, if any Fundamental Change (as defined in Section 5(h)) occurs, then the conversion price in effect will be adjusted immediately after such Fundamental Change as described below. In addition, in the event of a Common Stock Fundamental Change (as defined in Section 5(h)), each share of Series A Convertible Preferred Stock shall be convertible, to the extent permitted by applicable law, solely into common stock of the kind received by holders of Common Stock as the result of such Common Stock Fundamental Change; provided, that, in the event the Board of Directors determines in good faith (such determination to be conclusive and described in a resolution of the Board of Directors) that there is doubt whether the adjustment provided in this sentence can be made in a manner consistent with then applicable law or that despite the Corporation's reasonable efforts the issuer of common stock will not agree to provide such shares of common stock as would be needed for the purposes of satisfying the provisions of this sentence (or resulting from any subsequent adjustments of the conversion right pursuant to this Section 5), on reasonable terms (with reference to the Applicable Price of such common stock, determined as if the first reference to "Common Stock" in clause (ii) in the definition of Applicable Price were references to such common stock), then, by election of the Corporation (which election shall be evidenced by a resolution of the Board of Directors) the Fundamental Change that would otherwise be a Common. Stock Fundamental Change shall be a Non-Stock Fundamental Change.

          For purposes of calculating any adjustment to be made pursuant to this
     Section 5(g) in the event of a Fundamental Change, immediately after such Fundamental Change:

               (i) in the case of a Non-Stock Fundamental Change (as defined in Section 5(h)), the conversion price of the Series A Convertible Preferred Stock shall thereupon become the lower of (A) the conversion price in effect immediately prior to such Non-Stock Fundamental Change, and (B) the result obtained by multiplying the greater of the Applicable Price (as defined in Section 5(h)) or the then applicable Reference Market Price (as defined in Section 5(h)) by a fraction of which the numerator shall be $50 and the denominator shall be (x) the then-current Redemption Price per share of Series A Convertible Preferred Stock or (y) for any Non-Stock Fundamental Change that occurs before the Series A Convertible Preferred Stock becomes redeemable pursuant to Section 4, the applicable price per share set forth in the following table if the date of such Non-Stock Fundamental Change occurs during the twelve-month period ending December 17 of the year indicated:

                        Year                    Price
                        1993................... $54.00
                        1994................... $53.60
                        1995................... $53.20
                        1996................... $52.80
          plus, in any case referred to in this clause (y), an amount equal to all per share dividends on the Series A Convertible Preferred Stock accrued and unpaid thereon, whether or not declared, to but excluding the date of such Non-Stock Fundamental Change, provided that at such time after such Non-Stock Fundamental Change as dividends shall have been paid to the holders of the Series A Convertible Preferred Stock in an amount equal to dividends accrued and unpaid thereon at the time of the foregoing adjustment, the conversion price as adjusted pursuant to the foregoing clause (x) or (y) shall be readjusted to increase it to the conversion price which would have then existed if there would have been no dividend accrued and unpaid on the date of such Non-Stock Fundamental Change; and

               (ii) in the case of a Common Stock Fundamental Change, the conversion price of the Series A Convertible Preferred Stock in effect immediately prior to such Common Stock Fundamental Change shall thereupon be adjusted by multiplying such conversion price by a fraction of which the numerator shall be the Purchaser Stock Price (as defined in Section 5(h)) and the denominator shall be the Applicable Price;

     provided, however, that in the event of a Common Stock Fundamental Change
     --------  -------
     or a Non-Stock Fundamental Change (other than a Non-Stock Fundamental Change as to which Section 5(d) is not applicable) in which (A) 100% by value of the consideration received by a holder of Common Stock is common stock of the successor, acquiror or other third party (and cash, if any, is paid with respect to any fractional interests in such common stock resulting from such Fundamental Change) and (B) all of the Common Stock shall have been exchanged for, converted into or acquired for common stock (and cash with respect to fractional interests) of the successor, acquiror or other third party, the conversion price of the Series A Convertible Preferred Stock in effect immediately prior to such Fundamental Change shall thereupon be adjusted by multiplying such conversion price by a fraction of which the numerator shall be one (1) and the denominator shall be the number of shares of common stock of the successor, acquiror, or other third party received by a holder of one share of Common Stock as a result of such Fundamental Change.

          (h)  Definitions, The following definitions shall apply to terms used
               -----------
     in this Section 5:

               (1) "Applicable Price" shall mean (i) in the event of a Non-Stock Fundamental Change in which the holders of the Common Stock receive only cash, the amount of cash received by the holder of one share of Common Stock and (ii) in the event of any other Non-Stock Fundamental Change or any Common Stock Fundamental Change, the average of the daily Closing Prices of the Common Stock for the ten consecutive Trading Days prior to and including the record date for the determination of the holders of Common Stock entitled to receive cash, securities, property or other assets in connection with such Non-Stock Fundamental Change or Common Stock Fundamental Change, or, if there is no such record date, the date upon which the holders of the Common Stock shall have the right to receive such cash, securities, property or other assets, in each case, as adjusted in good faith by the Board of Directors of the Corporation (whose determination shall be conclusive and described in a resolution of the Board of Directors) appropriately to reflect any of the events referred to in subparagraph
          (i), (ii), (iii), (iv), (v) and (vi) of Section 5(c) or in Section
          5(g).

               (2) "Closing Price" of any common stock on any day shall mean the last reported sale price regular way on such day or, in case no such sale takes place on such day, the average of the reported closing bid and asked prices regular way of the common stock in each case on the New York Stock Exchange, or, if the common stock is not listed or admitted to trading on such Exchange, on the principal national securities exchange or quotation system on which the common stock is listed or admitted to trading or quoted, or, if not listed or admitted to trading or quoted on any national securities exchange or quotation system, the average of the closing bid and asked prices of the common stock in the over-the-counter market on the day in question as reported by the National Quotation Bureau Incorporated, or a similarly generally accepted reporting service, or, if not so available in such manner, as furnished by any New York Stock Exchange member firm selected from time to time by the Board of Directors of the Corporation for that purpose.

               (3) "Common Stock Fundamental Change" shall, except as provided in the second sentence of this Section 5(h), mean any Fundamental Change in which (i) more than 50% by value (as determined in good faith by the Board of Directors of the Corporation (whose determination shall be conclusive and described in a resolution of the Board of Directors)) of the consideration received by holders of Common Stock consists of common stock that for each of the ten consecutive Trading Days referred to with respect to such Fundamental Change in Section 5(h)(1) above has been admitted for listing or admitted for listing subject to notice of issuance on a national securities exchange or quoted on the National Association of Securities Dealers, Inc. ("NASDAQ") National Market System and (ii) either (A) the Corporation continues to exist after the occurrence of such Fundamental Change and the outstanding shares of Series A Convertible Preferred Stock continue to exist as outstanding shares of Series A Convertible Preferred Stock, or (B) not later than the occurrence of such Fundamental Change, the outstanding shares of Series A Convertible Preferred Stock are converted into or exchanged for shares of convertible preferred stock of a corporation succeeding to the business of the Corporation, and such convertible preferred stock has powers, preferences and relative, participating, optional or other rights, and qualifications, limitations and restrictions, substantially similar to those of the Series A Convertible Preferred Stock.

               (4) "Fundamental Change" shall mean the occurrence of any transaction or event in connection with a plan to which the Corporation is a party pursuant to which 90% or more of the outstanding Common Stock shall be exchanged for, converted into, acquired for or constitute solely the right to receive cash, securities, property or other assets (whether by means of an exchange offer, liquidation, tender offer, consolidation, merger, combination, reclassification, recapitalization or otherwise); provided, however,
                                                            --------  -------
          in the case of a plan involving more than one such transaction or event, for purposes of adjustment of the conversion price, such Fundamental Change shall be deemed to have occurred when 90% of the outstanding Common Stock of the Corporation shall be exchanged for, converted into, or acquired for or constitute solely the rights to receive cash, securities, property or other assets, but the adjustment shall be based upon the highest weighted average of consideration per share which a holder of Common Stock could have received in such transactions or events as a result of which more than 50% of the Common Stock of the Corporation shall have been exchanged for, converted into, or acquired for or constitute solely the right to receive cash, securities, property or other assets.

               (5) "Non-Stock Fundamental Change" shall mean any Fundamental Change other than a Common Stock Fundamental Change.

               (6) "Purchaser Stock Price" shall mean, with respect to any Common Stock Fundamental Change, the average of the daily Closing Prices of the common stock received in such Common Stock Fundamental Change for the ten consecutive Trading Days prior to and including the record date for the determination of the holders of common Stock entitled to receive such common stock, or, if there is no such record date, the date upon which the holders of the Common Stock shall have the right to receive such common stock, in each case, as adjusted in good faith by the Board of Directors of the Corporation (whose de termination shall be conclusive and described in a resolution of the Board of Directors) appropriately to reflect any of the events referred to in subparagraphs (i), (ii), (iii), (iv), (v) and (vi) of
          Section 5(c) or in Section 5(g) or to give appropriate weight to the relative values in the event that more than one series or class of common stock is received; provided, however, if no such Closing Prices
                                    --------  -------
          of the common stock for such Trading Days exist, then the Purchaser
          Stock Price shall be set at a price to be determined in good faith by the Board of Directors of the Corporation.

               (7) "Reference Market Price" shall initially mean $12.859 and in the event of any adjustment to the conversion price other than as a result of a Fundamental Change, the Reference Market Price shall also be adjusted so that the ratio of the Reference Market Price to the conversion price after giving effect to any such adjustment shall always be the same as the ratio of the foregoing amount to the initial conversion price per share set forth in the first sentence of Section 5(a).

               (8) "Stock Exchange," with respect to shares of capital stock, shall mean the principal national securities exchange or quotation system on which such evidences of indebtedness or shares of capital stock is listed or admitted to trading or quoted.

               (9) "Trading Day" shall mean a day on which securities are traded or quoted on the national securities exchange or quotation system or in the over-the-counter market used to determine the Closing Price.

          (i)  Dividend or Interest Reinvestment Plans.  Notwithstanding the
               ---------------------------------------
     foregoing provisions, the issuance of any shares of Common Stock pursuant to any plan providing for the reinvestment of dividends or interest payable on securities of the Corporation and the investment of additional optional amounts in shares of Common Stock under any such plan, and the issuance of any shares of Common Stock or options or rights to purchase such shares pursuant to any employee benefit plan or program of the Corporation or pursuant to any option, warrant, right or exercisable, exchangeable or convertible security outstanding as of the date the Series A Convertible Preferred Stock was first authorized, shall not be deemed to constitute an issuance of Common Stock or exercisable, exchangeable or convertible securities by the Corporation to which any of the adjustment provisions described above applies. There shall also be no adjustment of the conversion price in case of the issuance of any stock (or securities convertible into or exchangeable for stock) of the Corporation except as specifically described in this Section 5. If any action would require adjustment of the conversion price pursuant to more than one of the provisions described above, only one adjustment shall be made and, except as expressly otherwise provided, such adjustment shall be the amount of adjustment which has the highest absolute value to holders of Series A Convertible Preferred Stock.

          (j)  Certain Additional Rights.  In case the Corporation shall, by
               -------------------------
     dividend or otherwise, declare or make a distribution on its Common Stock referred to in Section 5(c)(iv) or 5(c)(v) (including, without limitation, dividends or distributions referred to in the last sentence of Section 5(c)(iv)), the holder of each share of Series A Convertible Preferred Stock, upon the conversion thereof subsequent to the close of business on the date fixed for the determination of stockholders entitled to receive such distribution and prior to the effective date (whether or not determined retroactively) of any conversion price adjustment in respect of such distribution, shall also be entitled to receive for each share of Common Stock into which such share of Series A Convertible Preferred Stock is converted, such number or amount of shares of Common Stock, rights, warrants, evidences of indebtedness, shares of capital stock, cash and assets that is so distributed to a holder of one share of Common Stock; provided, however, that, at the election of the Corporation (whose election
     --------  -------
     shall be evidenced by a resolution of the Board of Directors) with respect to all holders so converting, the Corporation may, in lieu of distributing to such holder any portion of such distribution not consisting of cash or securities of the Corporation, pay such holder an amount in cash equal to the fair market value thereof (as determined in good faith by the Board of Directors, whose determination shall be conclusive and described in a resolution of the Board of Directors). If any conversion of a share of Series A Convertible Preferred Stock described in the immediately preceding sentence occurs prior to the payment date for a distribution to holders of Common Stock which the holder of the share of Series A Convertible Preferred Stock so converted is entitled to receive in accordance with the immediately preceding sentence, the Corporation may elect (such election to be evidenced by a resolution of the Board of Directors) to distribute to such holder a due bill for the shares of Common Stock, rights, warrants, evidences of indebtedness, shares of capital stock, cash or assets to which such holder is so entitled, provided that such due bill (i) meets any applicable requirements of the principal national securities exchange or other market on which the Common Stock is then traded and (ii) requires payment or delivery of such shares of Common Stock, rights, warrants, evidences of indebtedness, shares of capital stock, cash or assets no later than the date of payment or delivery thereof to holders of shares of Common Stock receiving such distribution.

          (k)  No Fractional Shares.  No fractional shares or scrip representing
               --------------------
     fractional shares shall be issued upon the conversion of Series A Convertible Preferred Stock. If any such conversion would otherwise require the issuance of a fractional share, an amount equal to such fraction multiplied by the Closing Price (as defined in Section 5(h)) of the Common Stock on the day of conversion shall be paid to the holder in cash by the Corporation.

          (l)  Reservation of Shares.  The Corporation shall at all times
               ---------------------
     reserve and keep available out of its authorized Common Stock the full number of shares of Common Stock into which all shares of Series A Convertible Preferred Stock from time to time outstanding are convertible. If at any time the number of authorized and unissued shares of Common Stock shall not be sufficient to effect the conversion of all outstanding shares of Series A Convertible Preferred Stock at the conversion price then in effect, the Corporation shall take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized and unissued shares of Common Stock to such number as shall be sufficient for such purpose.

          (m)  Computation of Adjustments.  The certificate of any independent
               --------------------------
     firm of public accountants of recognized standing selected by the Board of Directors shall be evidence of the correctness of any computation made under this Section 5.

          (n)  Cancellation of Shares Upon Conversion.  All shares of Series A
               --------------------------------------
     Convertible Preferred Stock redeemed, purchased or otherwise acquired by the Corporation or surrendered to it for conversion into Common Stock as provided above shall be cancelled and thereupon restored to the status of authorized but unissued shares of Preferred Stock undesignated as to series.

     6.  Voting Rights.
         -------------

          (a) Except as otherwise expressly required by law, the Series A Convertible Preferred Stock shall have no voting rights except as set forth in Section 6(b) below.

          (b) So long as any shares of the Series A Convertible Preferred Stock remain outstanding, but not thereafter, in the event that four quarterly dividends (whether or not consecutive) payable on the Series A Convertible Preferred Stock or any class or series of stock which ranks on a parity with the Series A Convertible Preferred Stock in the payment of dividends (collectively, including the Series A Convertible Preferred Stock, the "Parity Preferred Stock") shall be in default, in whole or in part, the holders of the outstanding Parity Preferred Stock, in addition to any right of holders of any series of Parity Preferred Stock to vote with the Common Stock at the election of other directors or otherwise, shall be entitled at the next annual meeting of stockholders, voting separately as a class regardless of series, each share of Parity Preferred Stock having one vote, to elect one director of the class of directors then being elected, and, in the event such default continues to exist at succeeding annual meetings, the holders of the outstanding Parity Preferred Stock shall be entitled in like manner to elect one director of the class of directors being elected at such meetings; the Parity Preferred Stock thus, in the event of such default, being entitled as a class to elect a maximum of three directors, each to hold office for a term of three years or until his successor is elected and qualified; provided, however, that each person elected a director by the holders of Parity Preferred Stock shall, as a condition to his qualification as a director of the corporation, submit to the Board of Directors his written resignation effective if and when all dividends in default on the Parity Preferred Stock shall be paid in full. If, after any such default in the payment of dividends on Parity Preferred Stock, all such dividends in default shall be paid in full, the Parity Preferred Stock shall then be divested of its right as a class to elect directors, subject to the revesting of same in the event of any similar future default or defaults. Upon the payment in full of all dividends then in default on the Parity Preferred Stock, the directors of the Corporation, exclusive of those elected by the Parity Preferred Stock, may by a majority vote accept the aforesaid resignations of the directors so elected by the Parity Preferred Stock, and thereupon elect in the place and stead of such directors new directors to fulfill the unexpired terms of such resigning directors.

          If at any time, when the holders of Parity Preferred Stock as a class are represented by only one director on the Board of Directors, and for any reason other than acceptance of the aforesaid resignation of such director, the office of such director becomes vacant, the remaining directors shall not be entitled to elect a successor, but instead, such vacancy shall be filled at the next annual meeting of stockholders by the holders of Parity Preferred Stock, voting separately as a class. If, after the holders of Parity Preferred Stock as a class are represented by more than one director on the Board of Directors, any vacancy occurs among the directors elected by the holders of Parity Preferred

     Stock, other than as a result of acceptance of the aforesaid resignations, the remaining director or directors so elected by the Parity Preferred Stock shall be entitled to nominate for election by the Board of Directors a successor-director to hold office for the unexpired term of the director whose position has become vacant. If the vacancy is not so filled prior to the next succeeding annual meeting of stockholders, it may be filled at such meeting by the holders of Parity Preferred Stock, voting separately as a class.

     7.  Relation to Other Preferred Stock.  The holders of the Series A
         ---------------------------------
Convertible Preferred Stock shall not be entitled to receive any amount upon the dissolution, liquidation or winding up of the Corporation until the liquidation preference of any other class of stock of the Corporation ranking senior to the Series A Convertible Preferred Stock as to rights upon liquidation, dissolution or winding up shall have been paid in full. If, upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation the assets available for distribution are insufficient to pay in full the amounts payable with respect to the Series A Convertible Preferred Stock and any other shares of stock of the Corporation ranking as to any such distribution on a parity with the Series A Convertible Preferred Stock, the holders of the Series A Convertible Preferred Stock and of such other shares shall share ratably in any distribution of assets of the Corporation in proportion to the full respective preferential amounts to which they are entitled. After payment to the holders of the Series A Convertible Preferred Stock of the full preferential amounts provided for in Section 3, the holders of the Series A Convertible Preferred Stock shall be entitled to no further participation in any distribution of assets by the Corporation.